                                                                   EXHIBIT 10.13

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                                     SPIRIT

                                   AEROSYSTEMS

                                 HOLDINGS, INC.

                                    DIRECTOR

                                   STOCK PLAN

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                                ________ __, 2005

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                        SPIRIT AEROSYSTEMS HOLDINGS, INC.
                            EXECUTIVE INCENTIVE PLAN

                                Table of Contents

ARTICLE I -- PURPOSE.....................................................    1
   Section 1.01. Purpose.................................................    1

ARTICLE II -- DEFINITIONS................................................    1
   Section 2.01. Affiliate...............................................    1
   Section 2.02. Applicable Percentage...................................    2
   Section 2.03. Board of Directors......................................    2
   Section 2.04. Call Price..............................................    2
   Section 2.05. Closing Date............................................    2
   Section 2.06. Committee...............................................    2
   Section 2.07. Company.................................................    2
   Section 2.08. Companies...............................................    2
   Section 2.09. Director................................................    2
   Section 2.10. Liquidity Event.........................................    2
   Section 2.11. Market Value............................................    3
   Section 2.12. Measurement Date........................................    3
   Section 2.13. Onex....................................................    3
   Section 2.14. Participant.............................................    4
   Section 2.15. Person..................................................    4
   Section 2.16. Plan....................................................    4
   Section 2.17. Positive Return Condition...............................    4
   Section 2.18. Public Offering.........................................    4
   Section 2.19. QPO Positive Return Condition...........................    4
   Section 2.20. Qualified Public Offering...............................    4
   Section 2.21. Spirit..................................................    4
   Section 2.22. Stockholders Agreement..................................    4
   Section 2.23. Sole Discretion.........................................    5

ARTICLE III -- ELIGIBILITY...............................................    5
   Section 3.01. Eligibility.............................................    5

ARTICLE IV -- GRANTS OF SHARES...........................................    5
   Section 4.01. Grants of Shares........................................    5
   Section 4.02. One Year Service Requirement............................    5
   Section 4.03. Interest in Restricted Shares...........................    5


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
   Section 4.04. Dividends...............................................    6
   Section 4.05. No Rights of Stockholder................................    7
   Section 4.06. Call Rights on Former Directors' Shares.................    7

ARTICLE V -- CONDITIONS AND RESTRICTIONS.................................    9
   Section 5.01. General Conditions and Restrictions.....................    9
   Section 5.02. Restriction on Transfer of Shares.......................    9
   Section 5.03. Legends.................................................    9

ARTICLE VI -- ADMINISTRATION.............................................   10
   Section 6.01. Committee...............................................   10
   Section 6.02. Reliance on Certificates, etc...........................   10

ARTICLE VII -- AMENDMENT AND TERMINATION.................................   10
   Section 7.01. Amendment and Termination...............................   10

ARTICLE VIII -- MISCELLANEOUS............................................   11
   Section 8.01. Effective Date..........................................   11
   Section 8.02. Payments Net of Withholding.............................   11
   Section 8.03. Binding on Successors...................................   11
   Section 8.04. State Law...............................................   11
   Section 8.05. Headings................................................   11
   Section 8.06. Notices.................................................   11
   Section 8.07  Severability............................................   11
   Section 8.08. No Right to Serve as a Director.........................   11
   Section 8.09. Government and Other Regulations........................   12
   Section 8.10. Nonexclusivity of the Plan..............................   12


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                        SPIRIT AEROSYSTEMS HOLDINGS, INC.

                               DIRECTOR STOCK PLAN

     WITNESSETH: THAT;

     WHEREAS, the Company desires to provide Participants with the opportunity to acquire an equity interest in the Company through the granting of shares of Class B Common Stock, par value $0.01 per share (the "Common Stock"), in the Company on the terms and conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has reviewed the terms and provisions hereof and found them satisfactory.

     NOW, THEREFORE, the Company hereby adopts the Plan on the terms and conditions set forth herein, which Plan shall be known as the "Spirit AeroSystems Holdings, Inc. Director Stock Plan."

                              ARTICLE I -- PURPOSE

     Section 1.01. Purpose. The purpose of the Plan is to provide Participants with the opportunity to acquire an equity interest in the Company through the grant of shares of Common Stock ("Shares") by the Company to Participants, subject to certain conditions and restrictions, as set forth in the Plan. The maximum aggregate number of Shares that may be granted to Participants under the Plan shall be 1,000,000 Shares.

                            ARTICLE II -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise.

     Section 2.01. Affiliate means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner, or by contract or otherwise and (ii) Onex shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.


                                      -1-

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     Section 2.02. Applicable Percentage means (i) in connection with any
Liquidity Event, the aggregate percentage of Onex's total equity investment in the Company that has been liquidated, taking into account such Liquidity Event and all prior Liquidity Events (if any); provided, however, that the Committee may, in its Sole Discretion, increase such percentage with respect to a Participant, if the Committee determines it is in the best interests of the Company to do so, and (ii) in connection with a deemed Liquidity Event in accordance with Section 4.03.B.3, 100%.

     Section 2.03. Board of Directors means the board of directors of the Company.

     Section 2.04. Call Price means the most recent value per Share as determined by the Board of Directors prior to the date of the applicable Call Event for purposes of the Company's short-term incentive plan; provided that, if the Company has not adopted a short-term incentive plan, the "Call Price" shall be the fair market value per Share as determined by the Board of Directors in good faith without regard to minority discounts.

     Section 2.05. Closing Date means June 16, 2005, being the closing date of the sale of assets from The Boeing Company to Spirit, pursuant to that certain Asset Purchase Agreement by and between The Boeing Company and Spirit, dated as of February 22, 2005 (the "Asset Purchase Agreement").

     Section 2.06. Committee means the Board of Directors or a committee appointed by, and serving at the pleasure of, the Board of Directors for purposes of administering the Plan, which committee shall operate under rules and procedures established by the Board of Directors from time to time for such purpose.

     Section 2.07. Company means Spirit AeroSystems Holdings, Inc., a Delaware corporation, or its successor.

     Section 2.08. Companies means the Company, Spirit (or its successor), and any other entity that adopts the Plan with the consent and approval of the Committee.

     Section 2.09. Director means a member of the board of directors of any of the Companies.

     Section 2.10. Liquidity Event means any of the following events:

     A. A sale of Shares or other equity securities of the Company by Onex (whether by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests) other than a sale of Shares (i) to a Person included in the definition of "Onex" contained in the Plan, or (ii) within 180 days following the Closing Date, to one or more of Onex's institutional co-investors; or

     B. A sale of all or substantially all of the assets of the Company or Spirit, provided that all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.


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     Section 2.11. Market Value means, with respect to a Share as of a
Measurement Date, an amount equal to A divided by B where:

     A. "A" equals (i) the unencumbered value of the Company, determined in accordance with recommendations from management of the Company or Spirit, which recommendations shall be based upon appropriate valuation factors, including earnings and multiples of earnings of comparable companies, less (ii) total outstanding debts, capitalized leases, and other obligations of the Company, whether secured or unsecured, and the preference amount of any outstanding preferred stock; and

     B. "B" equals the total number of outstanding shares of common stock of the Company plus the total number of shares of common stock of the Company issued or issuable upon exercise, exchange, or conversion of any outstanding options, warrants, or other rights or convertible securities exercisable or exchangeable for, or convertible into, common stock of the Company, less any shares or other equity interests in which the holder thereof has not acquired an unrestricted interest on or before such Measurement Date, determined, if necessary, on an iterated basis (e.g., in the case of Restricted Shares granted hereunder or under the Company's Executive Incentive Plan, which, in the case of Restricted Shares granted under the Company's Executive Incentive Plan, shall be iterated to the nearest one-hundredth of a percent of Return on Invested Capital, as defined in such plan).

     The determination of Market Value shall be made by the Board of Directors, in its Sole Discretion; provided, however, that (i) prior to an initial public offering, if the Board of Directors has made a concurrent determination of market or fair value for purposes of any other stock ownership or stock incentive plan of the Company, then Market Value shall equal the market or fair value as determined for purposes of such other stock plan, (ii) on the date of an initial public offering, the Market Value shall equal the sale price in such initial public offering, net of underwriting commissions and discounts and (iii) following an initial public offering, if the stock of the Company becomes listed or quoted on a nationally recognized market or exchange, from and after that date, Market Value shall mean the closing price per share of common stock of the Company.

     Section 2.12. Measurement Date means (i) for purposes of determining whether the Positive Return Condition is satisfied, the date of a Liquidity Event (or deemed Liquidity Event, in accordance with Section 4.03.B.3) and (ii) for purposes of determining whether the QPO Positive Return Condition is satisfied, each business day from and after the date of consummation of a Qualified Public Offering on which the Shares held by a Participant are not subject to any restrictions on transfer pursuant to a written agreement with the Company or the underwriter(s) of such a Public Offering.

     Section 2.13. Onex means Onex Partners LP, Onex Corporation or any Affiliate of Onex Partners or Onex Corporation, including, for purposes of the Plan, (a) any Person which has granted to Onex Partners, Onex Corporation or any of their respective Affiliates the right to vote or dispose of such Person's Shares (other than pursuant to the Stockholders Agreement) and (b) any employee, officer or director of Onex Corporation.

     Section 2.14. Participant means a Director who is not an employee of any of the Companies and who has been designated by the Committee as eligible to participate in the Plan pursuant to Section 3.01.

     Section 2.15. Person means an individual, trust, estate, partnership, limited liability company, association, corporation, or other entity.

     Section 2.16. Plan means this Spirit AeroSystems Holdings, Inc. Director Stock Plan, as amended.

     Section 2.17. Positive Return Condition means that, and is satisified if, as of a Measurement Date (a) the sum of (1) each amount actually received by Onex in respect of Shares as a result of all Liquidity Events (or which hypothetically would be received by Onex as a result of a deemed Liquidity Event in accordance with Section 4.03.B.3) occurring on or prior to such Measurement Date and (2) the Applicable Percentage of each dividend actually paid by the Company to Onex on or prior to such Measurement Date exceeds (b) the Applicable Percentage of the amount of each equity investment made by Onex in the Company.

          The determination of whether the Positive Return Condition is satisfied shall be made by the Committee, in its Sole Discretion.

     Section 2.18. Public Offering shall have the meaning set forth in the Stockholders Agreement.

     Section 2.19. QPO Positive Return Condition means that, and is satisfied if, as of any Measurement Date, (a) the sum of (1) all amounts actually received by Onex in respect of Shares (including, without limitation, sale proceeds and dividends) on or prior to such Measurement Date and (2) the Market Value of all Shares then held by Onex exceeds (b) the total amount of all equity investments made by Onex in the Company.

     The determination of whether the QPO Positive Return Condition is satisfied shall be made by the Committee, in its Sole Discretion.

     Section 2.20. Qualified Public Offering shall have the meaning set forth in the Stockholders Agreement.

     Section 2.21. Spirit means Spirit AeroSystems, Inc., a Delaware corporation, and a wholly-owned subsidiary of the Company.

     Section 2.22. Stockholders Agreement means the Investor Stockholders Agreement, dated as of June 16, 2005, between the Company and its stockholders.

     Section 2.23. Sole Discretion means the right and power to decide a matter, which right may be exercised arbitrarily at any time and from time to time.

                           ARTICLE III -- ELIGIBILITY

     Section 3.01. Eligibility. The Committee shall have the unrestricted right and power, which may be exercised in its Sole Discretion at any time and from time to time, to designate non-employee Directors who are eligible to participate in the Plan.

                         ARTICLE IV -- GRANTS OF SHARES

     Section 4.01. Grants of Shares.The Committee shall have the right from time to time to grant Shares to Participants (it being understood that neither the Board of Directors nor the Committee shall be obligated to grant all of the Shares allocated by the Company for issuance under the Plan). Each grant of Shares shall be made pursuant to a Stock Grant Agreement. Unless provided otherwise in the Stock Grant Agreement, the Shares granted thereunder will be subject to the vesting requirements described in Section 4.02 and Section 4.03 (shares granted subject to vesting requirements are referred to herein as "Restricted Shares"). Participation by a Participant in any grant of Shares under the Plan shall neither limit nor require participation by the Participant in any other grant of Shares under the Plan, it being within the Sole Discretion of the Committee to determine the Participants eligible to participate in the Plan and in a grant of Shares under the Plan. The Shares may be either previously issued Shares that have been reacquired by the Company or authorized but unissued Shares, as the Board of Directors shall from time to time determine, in its Sole Discretion. If any Participant's interest in Shares granted under the Plan terminates, any Shares in which the Participant has no further interest shall again become available to be granted under the Plan.

     Section 4.02. One Year Service Requirement. If a Participant ceases to serve as a Director prior to the first anniversary of the date of grant of any Restricted Shares, any such Restricted Shares in which such Participant has not theretofore acquired an unrestricted interest pursuant to Section 4.03 shall, on the date such Participant ceases to be a Director, be forfeited to the Company without any payment therefor.

     Section 4.03. Interest in Restricted Shares.

     A. A Participant granted Restricted Shares by the Company shall acquire an unrestricted interest in those Restricted Shares only as follows:

          1. Upon a Liquidity Event (or deemed Liquidity Event, in accordance with Section 4.03.B.3), if the Positive Return Condition is satisfied, each Participant holding Restricted Shares shall acquire an unrestricted interest in the number of Restricted Shares held by such Participant, subject to Section 4.03.B., equal to (1) the Applicable Percentage of the total number of Restricted Shares granted to such Participant under the Plan, less (2) the total


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

          number of Restricted Shares, if any, in which such Participant has previously acquired an unrestricted interest under the Plan.

          2. Following a Qualified Public Offering, if the QPO Positive Return Condition is satisfied on any Measurement Date, each Participant shall, subject to Section 4.03.B., acquire an unrestricted interest in all Restricted Shares then held by such Participant.

     B.   Operating Rules. The following rules also shall apply.

          1. Future Liquidity Events. Following the occurrence of a Liquidity Event, the provisions of this Section 4.03 may again be applied to such Participant upon a later Liquidity Event to determine whether the Participant may acquire an interest in any remaining Restricted Shares granted to the Participant under the Plan.

          2. Forfeiture Following Termination. If, on the fifth anniversary of the date on which a Participant ceases to serve as a Director, such Participant continues to hold Restricted Shares in which he or she has not acquired an unrestricted interest, any interest in such Restricted Shares shall terminate and such Restricted Shares shall be forfeited to the Company without any payment therefor.

          3. Ten-Year Limit. On the 10th anniversary of the Closing Date, if any Participant(s) continue to hold Restricted Shares in which they have not acquired an unrestricted interest (i.e., such Restricted Shares have not been forfeited to the Company), the provisions of this Section 4.03 shall be applied as if Onex sold the remainder of its equity investment in the Company on such date for consideration equal to Market Value, and a final determination shall be made at that time whether the Participant(s) will acquire an interest in such Restricted Shares.

          4. Termination of Interest in Restricted Shares. Upon disposition by Onex of all of its equity interest or remaining equity interest in the Company or upon the occurrence of a deemed disposition in accordance with Section 4.03.B.3 above, any Participant 's interest in Restricted Shares in which he or she has not acquired an unrestricted interest on or prior to the date of such disposition or deemed disposition shall terminate and shall be forfeited to the Company without any payment therefor.

     Section 4.04. Dividends. Dividends declared by the Board of Directors with respect to Shares shall, with respect to any Restricted Shares, be cumulated and paid to the Participant only at the time, and to the extent that, the Participant acquires an unrestricted interest in any such Restricted Shares in accordance with this Article IV.


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

     Section 4.05. No Rights of Stockholder. Restricted Shares shall not be subject to transfer or assignment, and a Participant shall not have the rights of a stockholder in the Company with respect to any Restricted Shares unless and until the Participant acquires an interest in such Restricted Shares in accordance with this Article IV, provided that Participants shall, subject to the Stockholders Agreement, be entitled to voting rights of a holder of the Shares granted hereunder unless and until such Shares are required to be forfeited to the Company.

     Section 4.06. Call Rights on Former Directors' Shares.

     A. If a Participant ceases to serve as a Director (following such cessation, a "Former Director") prior to a Qualified Public Offering, (such cessation, the "Call Event"), then the Company shall have the right to require such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) to sell, by delivery of a written notice (the "Call Notice") to such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) within 180 days after the date of the Call Event (the "Initial Call Period"), and such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) shall be required to sell, all of the Shares then held by such Former Director in which such Former Director has acquired an unrestricted interest (including any Shares then held by an Affiliate of such Former Director pursuant to a Transfer under
          Section 4.2(a)(i) of the Stockholders Agreement) at a price per Share equal to the Call Price.

     B. If at any time, a Former Director acquires an unrestricted interest in additional Shares after the expiration of the Initial Call Period and prior to a Qualified Public Offering, then the Company shall have the right to require such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) to sell, by delivery of a Call Notice to such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) within 90 days after the date of such acquisition (a "Subsequent Call Period"), and such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) shall be required to sell, all of the Shares then held by such Former Director in which such Former Director has acquired an unrestricted interest (including any Shares then held by an Affiliate of such Former Director pursuant to a Transfer under Section 4.2(a)(i) of the Stockholders Agreement) at a price per Share equal to the Call Price.

     C.   The closing of any purchase of Shares by the Company pursuant to this
          Section 4.06 shall take place at the principal office of the Company within 15


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          days after the expiration of the Call Period or Subsequent Call
          Period, as applicable, as the Company shall specify to such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) in writing. At such closing, such Former Director (or, in the case of death or permanent disability, such Former Director's executor, personal representative or legal representative) shall deliver to the Company certificates and/or other instruments representing, together with stock or other appropriate powers duly endorsed with respect to, the Shares, free and clear of all liens, encumbrances or other restrictions (other than pursuant to securities laws or the Stockholders Agreement), against payment by the Company of the purchase price for the Shares in cash by delivery of a certified check payable to such Former Director (or, in the case of death, such Former Director's estate). Notwithstanding the foregoing, if the payment of all or any portion of the purchase price is not permitted to be made at the closing by the terms any credit agreement(s) relating to the Company's senior debt (collectively, the "Credit Agreement"), or the payment would cause a Default or an Event of Default (as such terms are defined in any Credit Agreement), then that portion of the purchase price shall instead become a subordinated obligation of the Company (a "Subordinate Obligation"); the Subordinate Obligation shall not be payable during the continuance of a Default or an Event of Default (as defined in any Credit Agreement) or if such payment would not otherwise be permitted by any Credit Agreement or would result in a Default or an Event of Default (as defined under any Credit Agreement). The Subordinate Obligation shall be payable on the earlier to occur of (i) one day after the closing date of a complete refinancing of the Company's senior debt and (ii) receipt by the Company of the written approval of its senior lenders to pay the principal and interest on the obligation in full. The Subordinate Obligation shall accrue interest at the weighted average rate applicable from time to time on the Company's senior debt. The Company shall pre-pay the amount of any Subordinate Obligation, together with accrued and unpaid interest, as and when it is permitted to do so without Default (as defined in any Credit Agreement) or creating an Event of Default (as defined in any Credit Agreement) under any Credit Agreement, provided, that if there is more than one Subordinate Obligation outstanding, the Company shall make pre-payments on each Subordinate Obligation in the proportion that the outstanding amount thereof (including accrued and unpaid interest) bears to the aggregate outstanding Subordinate Obligations (including accrued and unpaid interest).

     D. If and to the extent the Company does not deliver a Call Notice within the Call Period or Subsequent Call Period, as applicable, or if the purchase of all Shares subject to the Call Notice does not occur at the scheduled closing date through the fault of the Company, then the Company's right to purchase such Shares pursuant to this Section 4.06 shall terminate.

                    ARTICLE V -- CONDITIONS AND RESTRICTIONS

     Section 5.01. General Conditions and Restrictions. The Committee shall have the unrestricted right and power, in its Sole Discretion, to determine the number of Shares to be granted to a Participant under the Plan and to establish such other terms, conditions, restrictions, or procedures related to a grant of Shares as the Committee deems necessary or appropriate, including, but not limited to, requiring, as a condition precedent to the grant of Shares under the Plan, that a Participant execute the Stockholders Agreement and such other agreements with the Company and/or other stockholders in the Company as the Committee deems necessary or appropriate, in such form and substance as may be satisfactory to the Committee. Shares of stock in the Company acquired under the Plan shall be subject to any and all terms, conditions, and restrictions set forth in the Company's certificate of incorporation and bylaws, as well as the Stockholders Agreement and any other agreement entered into with respect to such Shares.

     Section 5.02. Restriction on Transfer of Shares. Shares acquired under the Plan shall be subject to such conditions and restrictions on transfer as are set forth in the Company's certificate of incorporation and bylaws, as well as the Stockholders Agreement and any other agreement entered into with respect to such Shares.

     Section 5.03. Legends. All certificates representing Shares (including Restricted Shares) issued under the Plan shall bear (until, in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legends:

          The securities represented by this document have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged, or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to Spirit AeroSystems Holdings, Inc. and its counsel that such registration is not required.

          The securities represented by this document are subject to the terms and conditions, including restrictions on transfer, of a Stockholders Agreement among Spirit AeroSystems Holdings, Inc. and its stockholders, as amended from time to time, a copy of which is on file at the principal office of Spirit AeroSystems Holdings, Inc.

In addition, certificates representing Restricted Shares shall bear (until, in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) the following legend:

          The securities represented by this document are subject to the terms, conditions, restrictions, and contingencies, including restrictions on transfer and risk of forfeiture, contained in the

          Spirit AeroSystems Holdings, Inc. Director Stock Plan, as amended from time to time, a copy of which is on file at the principal office of Spirit AeroSystems Holdings, Inc.

                          ARTICLE VI -- ADMINISTRATION

     Section 6.01. Committee. The Committee shall have full power to administer the Plan in all of its details, which powers shall include, but are not limited to, the authority, in addition to all other powers provided by the Plan, to:

     A. Determine in its Sole Discretion the eligibility of any Director to participate in the Plan;

     B. Make discretionary interpretations regarding the terms of the Plan and make factual findings with respect to any issue arising under the Plan, including, but not limited to, the power to determine whether a Director shall be eligible to participate in the Plan or receive benefits under the Plan, with its interpretation to be final and conclusive;

     C. Make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

     D. Appoint such agents, specialists, legal counsel, accountants, consultants, or other persons as the Committee deems advisable to assist in administering the Plan; and

     E.   Maintain all records of the Plan.

     Section 6.02. Reliance on Certificates, etc. The members of the Committee, the Board of Directors, and the Directors, officers and employees of the Companies shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for any of the Companies.

                    ARTICLE VII -- AMENDMENT AND TERMINATION

     Section 7.01. Amendment and Termination. The Board of Directors may, at any time, suspend or terminate the Plan and shall have the right to alter or amend the Plan or any part thereof at any time and from time to time as it may, in its Sole Discretion, deem proper and in the best interests of the Company; provided, however, that no such termination, suspension, alteration, or amendment shall, without the consent of the Participant, deprive a Participant of any interest in Shares previously acquired by the Participant under the Plan, subject to the terms and conditions of the Company's certificate of incorporation and bylaws, the Stockholders Agreement, and any other agreement entered into with respect to such Shares. Any termination, suspension, alteration, or amendment of the Plan may be made by the Board of Directors without action on the part of the stockholders of the Company. Upon termination of the Plan, the rights of each Participant in any Shares the Participant is not entitled to receive shall terminate.

                          ARTICLE VIII -- MISCELLANEOUS

     Section 8.01. Effective Date. The Plan shall be effective from and after the date of its adoption and approval by the Board of Directors and the stockholders of the Company, and Shares may be granted immediately after such adoption.

     Section 8.02. Payments Net of Withholding. Notwithstanding any other provision of the Plan, all transfers or payments shall be net of any amount sufficient to satisfy all federal, state, and local withholding tax requirements, and shall also be net of all amounts owed by Participant to the Companies.

     Section 8.03. Binding on Successors. The Plan shall be binding upon all Participants, their respective heirs, and personal representatives, and upon the Companies, their successors and assigns.

     Section 8.04. Governing Law. The Plan and all agreements entered into under the Plan shall be governed, construed, administered, and regulated in all respects under the laws of the State of Delaware, without regard to the principles of conflicts of law, to the extent such laws are not preempted by the laws of the United States of America. Any action concerning the Plan or any agreement entered into under the Plan shall be maintained exclusively in the state or federal courts in Delaware.

     Section 8.05. Headings. The headings used in the Plan are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

     Section 8.06. Notices. Any notices or communications permitted or required to be given herein by any Participant, the Company, the Committee, the Companies, or any other person shall be deemed given either (i) when delivered, or (ii) three days after being placed in the United States mail in an envelope addressed to the last communicated address of the person to whom the notice is being given, with adequate postage thereon prepaid.

     Section 8.07 Severability. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions thereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     Section 8.08. No Right to Serve as a Director. Nothing herein contained shall be deemed to give any Participant the right to continue to serve as a Director or to be nominated by any of the Companies to serve as a Director.


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     Section 8.09. Government and Other Regulations. The obligation of the
Company to sell and deliver Shares under the Plan shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933, as amended, as deemed necessary or appropriate by legal counsel for the Company.

     Section 8.10. Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable.


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

     IN WITNESS WHEREOF, the Company has caused the Plan to be executed by a duly authorized officer as of the date first set forth above.

                                      SPIRIT AEROSYSTEMS HOLDINGS, INC.


                                      By: /s/ Nigel Wright
                                          --------------------------------------
                                      Its: Vice President, Secretary & Treasurer


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